Exhibit 3.1



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                  ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION


                          INCORPORATED UNDER THE LAWS
                           OF THE STATE OF DELAWARE


                          ---------------------------

                         AMENDED AND RESTATED BY-LAWS

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                        AS ADOPTED ON JANUARY 25, 2002






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                         AMENDED AND RESTATED BY-LAWS

                                      OF

                  ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

                                   ARTICLE I

                                    OFFICES


1.1      REGISTERED OFFICE.

         The registered office of Artemis International Solutions Corporation (the "Corporation") in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent 19901, and the registered agent in charge thereof shall be National Registered Agents, Inc.

1.2      OTHER OFFICES.

         The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

1.3      BOOKS.

         The books of the Corporation may be kept within or without of the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

2.1      TIME AND PLACE OF MEETINGS.

         All meetings of stockholders shall be held at such place, either within or without of the State of Delaware, on such date and at such time as may be determined from time to time by the Board (or the Chairman of the Board in the absence of a designation by the Board).

2.2      ANNUAL MEETINGS.

         Annual meetings of the stockholders, commencing with the year 2001, shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting.

2.3      SPECIAL MEETINGS.

         Special meetings of the stockholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the Chief Executive Officer or the President and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the terms of the certificate of designation for such classes or series.

2.4      NOTICE OF MEETINGS AND ADJOURNED MEETINGS; WAIVERS OF NOTICE.

         (a) Except as otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"), the Certificate of Incorporation of the Corporation (the "Certificate") or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to such stockholder personally, or by mailing a copy of such notice, postage prepaid, directly to the stockholder at such stockholder's address as it appears in the records of the Corporation, or by transmitting such notice thereof at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Unless these By-laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Notwithstanding the foregoing, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held.

         (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.5      QUORUM.

         Unless otherwise provided by the Certificate or these By-laws and subject to Delaware Law, at each meeting of stockholders the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

2.6      ORGANIZATION.

         Unless otherwise determined by the Board, at each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the Chief Executive Officer, or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

2.7      ORDER OF BUSINESS.

         The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting.

2.8      VOTING.

         (a) Unless otherwise provided in the Certificate and subject to Delaware Law, each stockholder shall be entitled to one vote in person or by proxy for each outstanding share of capital stock of the Corporation held by such stockholder. Any shares of capital stock of the Corporation held by the Corporation shall have no voting rights. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee or such pledgee's proxy may represent such stock and vote thereon. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

           (i) if only one votes, such person's act binds all;

           (ii) if more than one votes, the act of the majority so voting binds all; and

           (iii) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by Delaware Law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.8 shall be a majority or even-split in interest. The Corporation shall not vote directly or indirectly any share of its own capital stock.

         (b) Unless otherwise provided in Delaware Law, the Certificate or these By-laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

         (c) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         (d) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (c) of this Section 2.8, the following shall constitute a valid means by which a stockholder may grant such authority:

           (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

           (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

         (e) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (d) of this Section 2.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.9      INSPECTORS OF ELECTIONS.

         Preceding any meeting of the stockholders, the Board by resolution or the Chairman of the Board or the Chief Executive Officer shall appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspectors shall:

         (a) ascertain the number of shares outstanding and the voting power of each;

         (b) determine the shares represented at a meeting and the validity of proxies and ballots;

         (c) count all votes and ballots;

         (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

         (e) certify their determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

         The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector. In determining the shares represented and the validity and counting of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 2.8 of these By-laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information for the limited purpose permitted by this paragraph, the inspector, at the time of his or her certification pursuant to subsection (e) of this Section 2.9, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

2.10     OPENING AND CLOSING OF POLLS.

         The date and time of the opening and closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

2.11     LIST OF STOCKHOLDERS.

         It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.12     ACTION BY CONSENT.

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

2.13     NOMINATION OF DIRECTORS.

         Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.13, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.13. Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the 1934 Act, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.13.

2.14     NOTICE OF BUSINESS.

         At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this
Section 2.14, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.14. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business and a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-laws, and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the 1934 Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14.


                                  ARTICLE III

                              BOARD OF DIRECTORS

3.1      GENERAL POWERS.

         Except as otherwise provided by Delaware Law or the Certificate, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

3.2      NUMBER, COMPOSITION, NOMINEES, CLASSES AND TERM OF OFFICE.

              (a) Number. The Board shall consist of not less than three nor more than fifteen directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board.

              (b) Composition. As long as Proha or any Affiliate of Proha or any Proha Successor beneficially owns shares of Common Stock that constitutes at least (i) fifty percent (50%) of the aggregate issued and outstanding Common Stock, the Corporation shall use its commercially reasonable efforts to ensure that a total of five (5) Proha Nominees are members of the Board, (ii) thirty-three and one third percent (33.33%) but less than fifty percent (50%) of the aggregate issued and outstanding Common Stock, the Corporation shall use its commercially reasonable efforts to ensure that a total of four (4) Proha Nominees are members of the Board, (iii) ten percent (10%) but less than thirty-three and one third percent (33.33%) of the aggregate issued and outstanding Common Stock, the Corporation shall use its commercially reasonable efforts to ensure that a total of three (3) Proha Nominees are members of the Board. The Corporation and the Board may not take any action, without due cause, to remove the Proha Nominees serving as directors of the Corporation.

              (c) Nominees. The Corporation shall ensure that the Board (and the Corporation's nominating committee, if any) shall recommend the inclusion of the Proha Nominees in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Corporation.

              (d) Classes and Terms of Office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Except as otherwise provided in the Certificate, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

              (e) Non-Executive Chairman of the Board; Vice Chairman. The Board may appoint, from time to time by majority vote, a non-executive Chairman of the Board. Such individual shall serve for the term set by the Board at the time of such appointment and so long as no Chairman of the Board as contemplated in Article IV hereof has been appointed by the Board. Such individual shall preside at meetings of the Board and of the stockholders at which he is present and in connection therewith shall have the duties and authority set forth in Article II (except Section 2.3) and Section 3.7 hereof. Such individual shall not perform the other duties nor have the other powers and authority set forth in these By-laws as the duties, powers and authority of the officer Chairman of the Board described in Article IV. The Board may further appoint one or more Vice Chairmen of the Board to assist the Chairman in some or all of his duties.

3.3      RESIGNATION.

         Any director may resign at any time by giving written notice to the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4      VACANCIES.

         Unless otherwise provided in the Certificate, vacancies on the Board resulting from incapacity, death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director; provided, however, that if at any time, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of any Proha Nominee, then Proha shall appoint an individual to fill such vacancy until the next meeting of stockholders. Each director so elected or appointed, as the case may be, shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected or appointed as the case may be. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies; provided, however, that if at any time, a Proha nominee shall resign from the Board, effective at a future date, then Proha shall appoint an individual to fill such vacancy until the next meeting of stockholders.

3.5      REMOVAL.

         No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

3.6      COMPENSATION.

         Unless otherwise restricted by the Certificate or these By-laws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Proha Nominees serving as directors shall be entitled to compensation and indemnification rights consistent with those of other directors of the Corporation, including, without limitation, any rights to participate in stock option or similar plans.

3.7      MEETINGS AND CONDUCT THEREOF

         (a) Time and Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware, and at such times, as may from time to time be determined by the Board (or the Chairman of the Board in the absence of a determination by the Board). The Corporation shall provide the Proha Nominees serving as directors notice of each meeting of the Board at the same time and in the same manner as other members of the Board.

         (b) Annual Meetings. As soon as practicable after each annual meeting of stockholders, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business, on the same day and at the same place where such annual meeting shall be held unless it shall have transacted all such business by written consent pursuant to Section 3.8 of this Article III. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.7(d) of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

         (c) Regular Meetings. After the place and time of regular meetings of the Board shall have been determined and notice thereof shall have been once given to each member of the Board, regular meetings may be held without further notice being given.

         (d) Special Meetings. Special meetings of the Board may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary on the written request of three directors. Notice of special meetings of the Board shall be given to each director at least two days before the date of the meeting in such manner as is determined by the Board or may be given on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

         (e) Waiver of Notice. A written waiver of any notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of directors need be specified in any such notice or waiver of notice.

         (f) Quorum and Manner of Acting. Unless the Certificate or these By-laws require a greater number, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board the directors present thereat may adjourn the meeting, from time to time, without other than announcement at the meeting, until a quorum shall be present.

         (g) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

           (i)   the Chairman of the Board, if any;

           (ii)  the President (if a director); or

           (iii) any director designated by a majority of the directors present.

The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

3.8      DIRECTORS' CONSENT IN LIEU OF MEETING.

         Unless otherwise restricted by the Certificate or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.9      ACTION BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR
         COMMUNICATIONS EQUIPMENT.

         Unless otherwise restricted by the Certificate or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.10     COMMITTEES.

         The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board shall appoint Proha Nominees to serve on each committee of the Board (other than the Opus Directors Committee) in at least the same proportions that the number of Proha Nominees serving on the Board bears to the total number of directors then comprising the Board; provided, however, that the Corporation and Proha shall cooperate in order to comply with any NASD rules or regulations (or the rules and regulations of any national exchange on which the Common Stock is traded) relating to director independence on committees. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.11     PREFERRED DIRECTORS.

         Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board pursuant to the Certificate, and such directors so elected shall not be subject to the provisions of Sections 3.2, 3.4 and 3.5 of this Article III unless otherwise provided therein.

3.12     INTERESTED DIRECTORS.

         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

3.13     CERTAIN DEFINITIONS.

         The following definitions shall apply with respect to this Article III (Board of Directors):

              (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, shall include (a) in the case of a Person who is an individual, (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i), and (b) any Person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified Person. For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         (b) "NASD" shall mean the National Association of Securities Dealers, Inc.

         (c) "Opus Directors Committee" shall mean a committee of the Corporation's Board with the powers set forth in Section 6.3 of the Share Exchange Agreement.

         (d) "Person" shall mean any individual, partnership, corporation, limited liability company, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

         (e) "Proha" shall mean Proha Plc, a Finnish corporation.

         (f) "Proha Nominees" shall mean the nominees of Proha to serve as directors of the Corporation.

         (g) "Proha Successor" shall mean any successor entity of Proha in connection with any merger, recapitalization, reorganization or de-merger in which Proha is the surviving entity and which does not result in any reclassification of the outstanding shares of Proha common stock into shares of other stock or other securities or property.

         (h) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (i) "Share Exchange Agreement" shall mean the Share Exchange Agreement by and between the Corporation and Proha, dated as of April 11, 2001, as amended by the First Amendment, dated as of July 10, 2001.


                                  ARTICLE IV

                                   OFFICERS

4.1      PRINCIPAL OFFICERS.

         The principal officers of the Corporation shall be a Chairman of the Board, if one is appointed by the Board (and any references to the Chairman of the Board shall not apply if a Chairman has not been appointed), a Chief Executive Officer, a President, a Treasurer, and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of Chief Executive Officer or President and Secretary. The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

4.2      AUTHORITY AND DUTIES.

         The officers of the Corporation shall have such powers and perform such incident to each of their respective offices and such other duties as may be provided in these By-laws or as may from time to time be conferred upon or assigned to them by the Board

4.3      SUBORDINATE OFFICERS.

         In addition to the principal officers enumerated in Section 4.1 of this Article IV, the Corporation may have such other subordinate officers, agents and employees as the Board may deem necessary, including one or more Vice Presidents, Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers, each of whom shall hold office for such period, have such authority and perform such duties as the Board, the Chairman of the Board or the President may from time to time determine. The Board may delegate to the Chief Executive Officer and the President the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees, as well as the authority to remove the Treasurer and the Secretary.

4.4      TERM OF OFFICE, RESIGNATION, REMOVAL AND REMUNERATION.

         The principal officers of the Corporation shall be elected annually by the Board at the annual meeting thereof, or at such other times as the Board shall deem appropriate. Each such officer shall hold office until such officer's successor has been elected or appointed and qualified or until his earlier death or resignation or removal. The remuneration of all officers of the Corporation shall be fixed from time to time by the Board unless otherwise delegated by the Board to a particular committee of the Board. Any vacancy in any office shall be filled in such manner as the Board shall determine. The Board may require any officer to give security for the faithful performance of his duties.

         Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time of receipt of notice thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Except as otherwise permitted by Section 4.3 of this Article IV, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board.

4.5      THE CHAIRMAN OF THE BOARD.

         The Chairman of the Board shall give counsel and advice to the Board and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business and shall perform such other duties as the Board may from time to time determine. The Chairman of the Board shall preside at meetings of the Board and of the stockholders at which he is present.

4.6      THE PRESIDENT AND THE CHIEF EXECUTIVE OFFICER.

         Unless otherwise determined by the Board, the President shall be the chief executive officer of the Corporation. The President (or in the event the Board separately appoints a Chief Executive Officer, the person appointed as such Chief Executive Officer) shall have supervision, direction and control of the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. The President (or in the event the Board separately appoints a Chief Executive Officer, the person appointed as such Chief Executive Officer) shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as the Board may from time to time determine.

         If the Board has separately appointed a Chief Executive Officer and a President, in the absence or disability of the Chief Executive Officer, the President, unless otherwise determined by the Board, shall have the authority, and shall perform the duties, of the Chief Executive Officer.

4.7      THE SECRETARY.

         The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and all other notices required by law or by these By-laws. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.

4.8      THE TREASURER.

         The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements, shall render to the Chairman, the Chief Executive Officer and directors, at the regular meetings of the Board or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.


                                   ARTICLE V

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

5.1      EXECUTION OF DOCUMENTS.

         The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

5.2     DEPOSITS.

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

5.3     PROXIES WITH RESPECT TO STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS.

         The Chief Executive Officer, the President or any other officer of the Corporation designated by the Board shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.


                                  ARTICLE VI

                              GENERAL PROVISIONS

6.1  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD; BENEFICIAL OWNERS.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         (c) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6.2      DIVIDENDS.

         Subject to limitations contained in Delaware Law and the Certificate, the Board may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

6.3      FISCAL YEAR.

         The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

6.4      CORPORATE SEAL.

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

6.5      AMENDMENTS.

         These By-laws or any of them, may be altered, amended or repealed, or new By-laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board.

6.6      EFFECTIVE DATE.

         These By-laws shall become effective as of January 25, 2002.

                                   * * * * *